Exhibit 99.1

Analysts and Media Contact:

Jennifer Hills (972) 855-3729

Atmos Energy Corporation Announces Public Offering

of $650 Million of Shares of Common Stock

DALLAS (November 28, 2018)-Atmos Energy Corporation (NYSE: ATO) announced today that it plans to make a public offering of $650 million of shares of its common stock. Of the $650 million of shares of Atmos Energy common stock being offered, Atmos Energy expects to sell approximately $500 million of shares to the underwriters in the offering, and the forward counterparties (as defined below) expect to borrow and sell to such underwriters approximately $150 million of shares in connection with the forward sale agreements described below. In conjunction with the offering, Atmos Energy intends to grant to the underwriters an option to purchase up to $97.5 million of additional shares of Atmos Energy’s common stock either directly from Atmos Energy or from the forward counterparties described below, at Atmos Energy’s election.

Goldman Sachs & Co. LLC, BofA Merrill Lynch, and Wells Fargo Securities are acting as underwriters for the offering and propose to offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the offering, Atmos Energy intends to enter into forward sale agreements with each of Goldman Sachs & Co. LLC and Bank of America N.A., referred to in such capacity as the forward counterparties, pursuant to which Atmos Energy will agree to sell to the forward counterparties or their respective affiliates (subject to its right to elect net share or cash settlement of such forward sale agreement) approximately $150 million of shares of common stock in this offering, less the underwriting discounts and commissions and subject to certain adjustments.

Atmos Energy intends to use the net proceeds from this offering, together with any net proceeds received upon the settlement of the forward sale agreements, to repay short-term debt under its commercial paper program, to fund capital spending primarily to enhance the safety and reliability of its system and for general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer, solicitation or sale in such jurisdiction. The public offering is being made pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission, or SEC. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. In addition, copies of the prospectus and preliminary prospectus supplement relating to the shares of common stock offered in the offering may be obtained when available by contacting any of the following underwriters:

Goldman Sachs & Co. LLC

Attention: Prospectus Department

200 West Street

New York, NY 10282

Telephone: 1-866-471-2526

Email: prospectus-ny@ny.email.gs.com

BofA Merrill Lynch

Attention: Prospectus Department

NC1-004-03-43

200 North College Street

3rd Floor

Charlotte, North Carolina 28255-0001

Telephone: 1-800-294-1322

Email: dg.prospectus_requests@baml.com

Wells Fargo Securities

Attention: Equity Syndicate Department

375 Park Avenue

New York, NY 10152

Telephone: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

Forward-Looking Statements

The matters discussed in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this news release or in any of the company’s other documents or oral presentations, the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “projection,” “seek,” “strategy” or similar words are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in this news release, including the risks and uncertainties relating to regulatory trends and decisions, the company’s ability to continue to access the credit and capital markets and the other factors discussed in the company’s reports filed with the Securities and Exchange Commission. These factors include the risks and uncertainties discussed in Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and in subsequent filings with the Securities and Exchange Commission. Although the company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. The company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

About Atmos Energy

Atmos Energy Corporation, headquartered in Dallas, is the country’s largest fully-regulated, natural-gas-only distributor, serving over three million natural gas distribution customers in over 1,400 communities in eight states from the Blue Ridge Mountains in the East to the Rocky Mountains in the West. Atmos Energy also manages company-owned natural gas pipeline and storage assets, including one of the largest intrastate natural gas pipeline systems in Texas.